Exhibit 5.1
[LETTERHEAD OF HODGSON RUSS LLP]
February 13, 2006
Moog Inc.
300 Jamison Road
East Aurora, New York 14052-0018
Ladies and Gentlemen:
     Re: Offering of Class A Common Stock of Moog Inc.
          We have acted as counsel to Moog Inc., a New York corporation (the “Company”), in connection with (a) the registration statement of the Company on Form S-3 (No. 333-107586) filed on August 1, 2003 (the “2003 Registration Statement”), and (b) the registration statement of the Company on Form S-3 filed on or about the date of this letter (the “2006 Registration Statement” and together with the 2003 Registration Statement, the “Registration Statements”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). This letter is being delivered pursuant to your request.
          We have reviewed the Registration Statements, including the prospectus forming a part of the Registration Statements, which prospectus acts as a combined prospectus pursuant to Rule 429 of the Securities Act (the “Prospectus”). The Prospectus provides that it will be supplemented in the future by one or more supplements (individually, a “Prospectus Supplement,” and collectively, the “Prospectus Supplements”). The Prospectus provides for the issuance and sale by the Company of an indeterminate number of shares of the Company’s Class A common stock, $1.00 par value (the “Common Stock”) at indeterminate prices.
          The opinions set forth in this letter are subject to the following limitations:
          1. We have examined such instruments, documents, certificates and records as we have deemed relevant and necessary as the basis of the opinions set forth in this letter. In our examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures, (b) the conformity to the originals of all documents submitted to us as copies, (c) the truth, accuracy and completeness of the information, representations and warranties contained in such records, documents, instruments and certificates, (d) that the Registration Statements, and any amendments thereto (including post-effective amendments), are effective under the Securities Act, (e) that a Prospectus Supplement will have been filed with the Commission describing the Common Stock offered thereby, (f) that all Common Stock will be issued and sold in compliance with applicable United States federal and state securities statutes, rules, regulations and other laws and in the manner stated in the Registration Statements and the applicable Prospectus Supplement, and (g) that a definitive purchase, underwriting or similar agreement with respect to any Common Stock offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

Moog Inc.
February 13, 2006

          2. Any opinion set forth in this letter to the effect that any document is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, is qualified as being subject to (a) limitations imposed by bankruptcy, insolvency, reorganization, receivership, marshalling, arrangement, assignment for the benefit of creditors, fraudulent conveyance, moratorium and other statutes, rules, regulations and other laws relating to or affecting the rights and remedies of creditors generally, (b) applicable law and equitable principles that may limit rights to indemnification and contribution and (c) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief and limitation of rights of acceleration, regardless of whether considered in a proceeding of equity or at law.
          3. We do not express any opinion other than the law of the State of New York and the federal law of the United States.
          Subject to the qualifications set forth in this letter it is our opinion that, with respect to shares of the Common Stock, upon (a) the Board of Directors of the Company or a duly constituted acting committee thereof (such Board of Directors or Committee being hereafter referred to as the “Board”) having taken all necessary corporate action to approve the issuance of and the terms of the offering of such shares of the Common Stock and related matters (including setting the consideration for such shares at not less than the par value of such shares), (b) certificates representing such shares of the Common Stock having been duly executed countersigned, registered and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, and (c) payment of the consideration approved by the Board for such shares of the Common Stock, such shares of the Common Stock will be validly issued, fully paid and non-assessable.
          We hereby consent to the filing of this letter as an exhibit to the 2006 Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not believe that we are “experts” within the meaning of that term as used in the Securities Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statements, including the opinions set forth in this letter.

Very truly yours, HODGSON RUSS LLP
By:	/s/ John J. Zak
John J. Zak